UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 12, 2015 Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") and Preferred Apartment Communities, Inc. (the "Company") entered into that certain Second Amended and Restated Credit Agreement (the "Second Amended and Restated Credit Agreement") with KeyBank National Association ("Lender") and the other lenders party thereto to amend and completely restate the terms of the Amended and Restated Credit Agreement dated as of September 19, 2014 that governs PAC-OP's $50 million senior secured revolving credit facility (the "Revolving Facility"). The Second Amended and Restated Credit Agreement, among other things, added a $32,000,000 interim delayed draw term loan (the "New Acquisition Facility", and together with the Revolving Facility, the "Credit Facility"), extended the maturity date for the Revolving Facility and modified certain of the financial covenants contained in the Credit Agreement. As of January 31, 2015, the outstanding balance on the Revolving Facility was approximately $24.6 million and the New Acquisition Facility was fully drawn in connection with closing the Second Amended and Restated Credit Agreement.

On February 13, 2015 Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition (the "Entity Acquisition") of 100% of the equity interest of: (1) Northpointe Investors, LLC ("Northpointe Investors"), the owner of a newly constructed 280-unit class A multifamily community in Houston, Texas ("Northpointe") and (2) Villas Fairfield Partners, LLC ("Fairfield Partners", and collectively with Northpointe Investors, the "Acquired Entities"), the owner of a newly constructed 240-unit class A multifamily community in Houston, Texas ("Cypress", and collectively with Northpointe, the "Acquired Communities"). The aggregate purchase price paid by PAC-OP was approximately $76 million, exclusive of acquisition- and financing-related transaction costs.

PAC-OP and the Company may use the available proceeds under the Revolving Facility, on an as needed basis, to fund investments, capital expenditures, dividends (with Lender consent) and working capital and other general corporate purposes. PAC-OP and the Company may use the available proceeds under the New Acquisition Facility to fund a portion of the acquisition price in connection with acquiring the Acquired Communities and other general corporate purposes. The Company is the general partner of, and owner of an approximately 98.6% interest in, PAC-OP.

The Revolving Facility has a maturity date of February 12, 2016. At PAC-OP's election, loans made under the Revolving Facility bear interest at a rate per annum equal to either: (x) the greater of: (1) to the Lender's "prime rate"; (2) the Federal Funds Effective Rate plus 0.5%; and (3) the Adjusted Eurodollar Rate for a one-month interest period plus 1.00%, (the "Base Rate"), or (y) the one-, two-, three-, or six-month per annum LIBOR for deposits in the applicable currency (the “Eurodollar Rate”), as selected by PAC-OP, plus an applicable margin. The applicable margin for Eurodollar Rate loans under the Revolving Facility is 3.25% and the applicable margin for Base Rate loans under the Revolving Facility is 3.50%. Commitment fees on the average daily unused portion of the Revolving Facility are payable at a rate per annum of 0.35%.

The New Acquisition Facility has a maturity date of May 12, 2015, which, subject to certain extension requirements and the payment of the applicable extension fee, may be extended at PAC-

OP's option to August 12, 2015 and November 12, 2015 (the "Acquisition Facility Maturity Date"). At PAC-OP's election, loans made under the New Acquisition Facility bear interest at a rate per annum equal to either: (x) the Base Rate plus an applicable margin; or (y) the Eurodollar Rate plus an applicable margin. The applicable margin for all New Acquisition Facility loans is 4.00%. However, if PAC-OP elects to extend the Acquisition Facility Maturity Date, the applicable margin for any New Acquisition Facility loans is increased to 4.50% for the balance of the term.

Principal under the New Acquisition Facility must be paid in full by the Acquisition Facility Maturity Date, with $12 million due by May 12, 2015, an additional $10 million due by August 12, 2015 and the balance due on the Acquisition Facility Maturity Date. All Principal under the Revolving Facility is payable in full at maturity on February 12, 2016.

PAC-OP has the right to prepay amounts owing under the Credit Facility, in whole or in part, without premium or penalty, subject to any breakage costs and minimum repayment amounts of $100,000 on Eurodollar Rate loans and $500,000 on Base Rate loans. PAC-OP is required to prepay amounts owing under the Credit Facility with the net proceeds from certain transactions or events including: (x) equity sales of the Company or any of its subsidiaries; (y) repayment of principal under any note receivable of the Company or any of its subsidiaries; and (z) asset sales by the Company or any of its subsidiaries. At PAC-OP's election, prepayments under the Credit Facility shall be applied to outstanding amounts under the New Acquisition Facility or the Revolving Facility.

Interest on Base Rate loans is payable monthly in arrears on the first business day of each month. Interest on Eurodollar Rate loans is payable at the end of each interest rate period and at the end of each three-month interval within an interest rate period if the interest period is longer than three months.

Borrowings under the Credit Facility continue to be secured by, among other things, a pledge by PAC-OP of 100% of the ownership of each of its current and future mezzanine loan subsidiaries (the "Mezzanine Loan Subsidiaries"), a pledge by PAC-OP, New Market Properties, LLC (a wholly owned subsidiary of PAC-OP, "New Market") and Sunbelt Retail, LLC (a wholly owned subsidiary of New Market, "Sunbelt Retail") of 49% of the ownership (the "49% Pledged Interests") of each of its current and future real estate subsidiaries (the "Real Estate Subsidiaries") where allowed, a joint and several repayment guaranty from the Company and each of the Mezzanine Loan Subsidiaries, and a collateral assignment of loan documents by each of the Mezzanine Loan Subsidiaries and PAC-OP. In addition, PAC-OP, New Market or Sunbelt Retail, as applicable, and Lender have entered into buy-sell agreements for each of the Real Estate Subsidiaries so that, following a foreclosure by Lender on the 49% Pledged Interests, Lender can trigger a process where PAC-OP, New Market or Sunbelt Retail, as applicable, can buy the 49% Pledged Interest from Lender or Lender can buy the non-pledged 51% ownership interest of PAC-OP, New Market or Sunbelt Retail, as applicable, in each of such Real Estate Subsidiaries.

The description above of the terms of the Second Amended and Restated Credit Agreement, the buy-sell agreements and any other loan document are qualified in their entirety by the agreements and the form of Buy-Sell Agreement attached as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth under Item 1.01 regarding the Credit Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1
Second Amended and Restated Credit Agreement dated as of February 12, 2015 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

10.2
Second Amended and Restated Pledge and Security Agreement dated as of February 12, 2015 among Preferred Apartment Communities Operating Partnership, L.P., New Market Properties, LLC, Sunbelt Retail, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC, Aster Lely Mezzanine Lending, LLC, Newport Overton Mezzanine Lending, LLC, Haven West Mezzanine Lending, Starkville Mezzanine Lending, LLC, Irvine Mezzanine Lending, LLC, Summit Crossing III Mezzanine Lending, LLC, Iris Crosstown Mezzanine Lending II, LLC, Lubbock Mezzanine Lending, LLC, Newport Kennesaw Mezzanine Lending and KeyBank National Association

10.3
Amended and Restated Guaranty dated as of February 12, 2015 by each of Preferred Apartment Communities, Inc., New Market Properties, LLC, Sunbelt Retail, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC, Aster Lely Mezzanine Lending, LLC, Newport Overton Mezzanine Lending, LLC, Haven West Mezzanine Lending, Starkville Mezzanine Lending, LLC, Irvine Mezzanine Lending, LLC, Summit Crossing III Mezzanine Lending, LLC, Iris Crosstown Mezzanine Lending II, LLC, Lubbock Mezzanine Lending, LLC and Newport Kennesaw Mezzanine Lending with KeyBank National Association

10.4	Form of Buy-Sell Agreement with KeyBank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 17, 2015	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary